Exhibit 10.2

HEMACARE CORPORATION
2004 STOCK PURCHASE PLAN

        1.     Purpose of the Plan. The purpose of this HemaCare Corporation 2004 Stock Purchase Plan is to offer the Employees, Non-Employee Directors, and Consultants the opportunity to acquire a proprietary interest in the Company. The Plan allows the Service Providers to purchase Common Stock from the Company.

        2.     Definitions. As used herein, the following definitions shall apply.

          "Administrator" shall mean the Board or a Committee.

          "Board" shall mean the Board of Directors of the Company.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Committee" shall mean a committee of the Board.

          "Common Stock" shall mean the common stock of the Company.

          "Company" shall mean HemaCare Corporation, a California corporation.

          "Consultant" shall mean any person or entity that performs bona fide services (other than services which are in connection with the offer or sale of securities in a capital raising transaction or directly or indirectly promote or maintain a market in the Company's securities) to the Company or a Related Corporation, excluding Employees and Non-Employee Directors.

          "Employee" shall mean any individual who is a common-law employee of the Company or a Related Corporation.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Non-Employee Director" shall mean a non-employee member of the Board.

          "Plan" shall mean the HemaCare Corporation 2004 Stock Purchase Plan.

          "Purchase Period" shall mean the period commencing at the opening of the New York Stock Exchange on the 13th business day and closing at the close of business on the 17th business day following the release of the Company's quarterly earnings report.

          "Purchase Price" shall mean, for a Purchase Period, an amount equal to the average closing price of the Common Stock on the OTC Bulletin Board (or such other quotation system or stock exchange on which the Common Stock is then principally traded) for the ten business day period that immediately precedes such Purchase Period, as determined by the Administrator.

          "Related Corporation" shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.

          "Service Provider" shall mean an Employee, Non-Employee Director, or Consultant.

          "Share" shall mean a share of Common Stock.

        3.     Administration of the Plan.

          (a)   Plan Administration. The Plan shall be administered by: (i) the Board; or (ii) a Committee, which Committee shall be constituted to satisfy applicable laws.

          (b)   Powers of the Administrator. Subject to the provisions of the Plan and in the case of specific duties delegated by the Administrator, and subject to the approval of relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its sole discretion:

            (i)    to determine the Fair Market Value of the Common Stock;

            (ii)   to delegate to others responsibilities to assist in administering the Plan; and

            (iii)  to construe and interpret the terms of the Plan, and any other documents related to the Plan.

          (c)   Effect of Administrator's Decision. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Service Providers.

          (d)   Liability. No member of the Administrator shall be personally liable by reason of any act or omission to act by such member or on his or her behalf in his or her capacity as a member of the Administrator for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Administrator and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan to the maximum extent permitted by applicable laws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power the Company may have to indemnify them or hold them harmless.

        4.     Stock Subject To The Plan. The total number of Shares subject to issuance under the Plan may not exceed 1,000,000, subject to the adjustments provided for in Section 7 of the Plan.

        5.     Eligibility. The persons eligible to participate in the Plan shall be limited to any Employee, Non-Employee Director, or Consultant.

        6.     Stock Purchase. Subject to any limitations imposed by the Administrator, the Service Providers may purchase shares of Common Stock during any Purchase Period in accordance with the following procedures:

          (a)   Notice. The Service Provider must notify the Administrator of the number of shares of Common Stock that he or she desires to purchase, and the date on which the Service Provider desires to make such purchase; provided, that such date is during a Purchase Period.

          (b)   Minimum Purchase. The Service Provider must purchase at least $2,000 worth of Common Stock each time that he or she purchases any Shares.

          (c)   Purchase Price. The Service Provider shall purchase the Shares for an amount that is equal to the Purchase Price for the Purchase Period.

          (d)   Consideration. The Service Provider shall pay the Company, through the Administrator or other agent designated by the Administrator, the Purchase Price in the form of cash or check at the time of the purchase.

          (e)   Share Certificates. After receipt of payment in full by the Administrator or such agent, the Company shall deliver to the Service Provider Common Stock certificates evidencing the Shares in the name of the Service Provider or the Service Provider's nominee.

        7.     Adjustments Upon Changes in Capitalization. The number of Shares that may be issued under the Plan shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued and outstanding Shares, effected without the receipt of consideration by the Company. The Administrator's determination with respect to the adjustment shall be final, binding, and conclusive.

        8.     Effective Date and Term of the Plan. The Plan shall become effective as of May 25, 2004, the date of its adoption by the Board. Unless sooner terminated by the Administrator, the Plan shall continue until the day prior to the tenth anniversary of the date on which the Board adopted the Plan.

        9.     Amendment and Termination of the Plan. The Board may at any time amend or terminate the Plan. In addition, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

        10.   Regulatory Approvals.

          (a)   The implementation of the Plan and the issuance of any Shares under the Plan shall be subject to the following: (i) Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan and the Shares issued pursuant to it; (ii) the Service Provider complying with the Company's insider trading policy; and (iii) the Service Provider holding the purchased Shares for six months or otherwise complying with Section 16(b) of the Exchange Act.

          (b)   No Shares shall be issued under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable under the Plan, qualification of the offer and sale of Common Stock under Section 25110 of the California Corporate Securities Law of 1968 and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading (if any).

        11.   No Employment/Service Rights. Nothing in the Plan shall confer upon the Service Providers any right to continue in service with the Company or any Related Corporation for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Related Corporation employing or retaining such person) to terminate such person's service at any time for any reason, with or without cause.

        12.   Governing Law. This Plan shall be governed by California law, applied without regard to conflict of law principles.

        IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Plan effective as of May 25, 2004.

HEMACARE CORPORATION
By	/s/ ROBERT S. CHILTON Robert S. Chilton, Chief Financial Officer